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NEWS RELEASE

FOR IMMEDIATE RELEASE

              VITAL SIGNS, INC. ANNOUNCES MERGER OF ITS SUBSIDIARY
                     THE VALIDATION GROUP WITH STELEX, INC.

         TOTOWA, N.J., April 8, 2002 -- VITAL SIGNS, INC. (NASDAQ: VITL) announced today the merger of its wholly-owned subsidiary, The Validation Group, Inc., and Stelex, Inc., combining two of the premier firms in the pharmaceutical regulatory compliance industry.

         Joe Bourgart, CFO and Executive Vice President Business Development, Vital Signs, Inc., commented: "This merger will result in one of the most innovative consulting enterprises in the FDA regulated arena. The new company, operating as Stelex-The Validation Group, Inc., will offer a range of services essentially unparalleled in the industry." The new company will be wholly-owned by Vital Signs.

         "The merger is the next logical step for our companies," said Michael Kavinson, President and CEO of Stelex. "Our services complement each others and our operating principles are closely allied. There is virtually no overlap or duplication of service resulting from this merger and we can offer our customers a full range of regulatory consulting services. I fully expect that the new venture will be a major force in regulatory compliance."

         "Our clients will benefit enormously from the pooled resources and talent bases of the two companies," said Bill Stringer, President and CEO of the combined entity. "Stelex's expertise with software and operating systems is an ideal fit with The Validation Group's process and computer hardware-related abilities. Overnight, our clients have access to one of the most creative software compliance solutions providers and one of the most detail-minded process compliance solutions providers in the industry".

         Stelex has been providing quality solutions to FDA-regulated industries for more than 15 years, commanding a thorough understanding of federal regulations and industry-accepted software development standards. With the proven ability to assist corporations with auditing services of high quality, system development, e-Enterprise solutions, system validation services and training, Stelex is focused on providing timely, comprehensive solutions within




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ever-changing technological and regulatory environments. Among its many innovative solutions is ComplianceBuilder, the Turnkey Part 11 Compliance Solution, which is designed for FDA-regulated environments to bring their existing or legacy systems into 21 CFR 'SS' 11 compliance.

         The Validation Group, Inc. has extensive experience in regulatory compliance services for equipment, facilities, utilities, automation, and processes in the pharmaceutical (finished and bulk), biotechnology, medical device and diagnostic, consumer and cosmetics and veterinary industries. The Validation Group has executed more than 250 projects ranging in size from qualification of a single piece of equipment to complete turnkey validations of the equipment, utilities, facilities, systems, and processes of new facilities.

         The value of the Stelex transaction was approximately $13 million.

         Vital Signs, Inc. and its subsidiaries design, manufacture and market single-use medical products for anesthesia and critical care, achieving the number one market share position in nine of its major product categories. Vital Signs is distinguished as one of a select number of medical device firms to have received ISO 9001 certification and CE Mark for its products.

         All statements in this press release (including statements regarding the anticipated performance of the combined business described in this press release) other than historical statements constitute Forward Looking Statements under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements as a result of a variety of factors, including unanticipated delays in bringing products to market, market conditions, and competitive responses as well as other factors referred to by Vital Signs in its Annual Report on Form 10-K for the year ended September 30, 2001.

FOR FURTHER INFORMATION, CONTACT:            Terence D. Wall, President
                                                    or
                                    Joseph Bourgart, Chief Financial
                                    Officer
                                    (973) 790-1330
                                    http://www.vital-signs.com